Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: November 30, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Balance Sheet Restructuring Transaction

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp (the “Company” or “Horizon”) announced a series of balance sheet restructuring transactions that are expected to improve its overall financial position, including an increase in net interest margin, return on average assets, and return on average equity. The transactions include prepaying $106 million of high fixed-rate borrowings with contractual maturities ranging from June 2017 through September 2020 and repositioning the investment securities portfolio to replace certain lower yielding short-term investments consistent with a more normalized strategy and maturity periods.

Craig Dwight, Chairman and CEO, commented:  "This deleveraging strategy improves key financial metrics for the benefit of shareholders and strengthens Horizon’s balance sheet by lowering debt.  This strategy is being executed in two steps.  First, we used proceeds from the sale of investment securities to fund the debt repayment allowing us to monetize gains in our investment portfolio to partially offset the debt prepayment cost. The second step consists of repositioning a portion of our investment portfolio by replacing lower yielding short-term bonds with higher yielding bonds under a normalized investment strategy.”

The debt prepayment was funded from the sale of available-for-sale investment securities of $168.0 million. The Company realized a loss of $4.8 million from the early redemption of the debt.  This loss was partially offset by an expected net gain on the sale of investment securities of $966,000.  The average yield on the investment securities sold to fund the debt prepayment is 1.94%. The average cost of the fixed rate borrowings that were repaid was 3.58%. The average yield on the $62.0 million of purchased securities is expected to be 3.94%.  In addition, the Company estimates that it will add approximately 27 basis points to its margin related to the repositioning of low-yielding short-term investments and the debt repayment. This deleveraging strategy is still in process and is expected to be completed by the end of the fourth quarter of 2016.

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About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, and growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280